Exhibit 10.1

Letter Agreement

Michael L. Gravelle

Executive Vice President,

General Counsel and Corporate Secretary

Mr. William E. McDonald

Senior Vice President, Deputy General Counsel and

Corporate Secretary

Ceridian HCM Holding Inc.

3311 East Old Shakopee Rd.

Minneapolis, Minnesota 55425

Re:  Cannae Holdings, LLC Designated Board of Directors Seat

Dear Bill:

Effective as of March 31, 2020, Cannae Holdings, LLC relinquishes and terminates its right to designate its one director designee to the Ceridian HCM Holding Inc. (the “Company”) Board of Directors under that certain Voting Agreement, dated as of April 30, 2019 (the “Voting Agreement”), to which we are a party and Cannae and the Company agree to hereby terminate the Voting Agreement, other than Sections 2.01(j) and (k) with respect to reimbursement and indemnification.

Sincerely,

Cannae Holdings, LLC

By:	/s/Richard L. Cox
Name:	Richard L. Cox
Title:	Managing Director and Chief Financial Officer

Accepted and Agreed

Ceridian HCM Holding Inc.

By:	/s/ Scott A. Kitching
Name:	Scott A. Kitching
Title:	Executive Vice President and General Counsel

1701 Village Center Circle, Las Vegas, NV 89134